Exhibit 22

List of Guarantor Subsidiaries

The 6.75% Senior Notes due 2021, 5.875% Senior Notes due 2022, 5% Senior Notes due 2023, 5.875% Senior Notes due 2024 and 7.75% Senior Notes due 2026 issued by DISH DBS Corporation (incorporated in Colorado) are jointly and severally guaranteed on a full and unconditional basis by the following 100% owned subsidiaries of DISH DBS Corporation:

Entity	Jurisdiction of Incorporation or Organization
DISH Network L.L.C.	Colorado
DISH Operating L.L.C. (1)	Colorado
Echosphere L.L.C.	Colorado
DISH Network Service L.L.C.	Colorado
DISH Broadcasting Corporation (1)	Colorado
DISH Technologies L.L.C. (1)	Colorado

(1) This is a wholly-owned subsidiary of DISH Network L.L.C.

Additionally, the Notes and the 7.375% Senior Notes due 2028 issued by DISH DBS Corporation are jointly and severally guaranteed on a full and unconditional basis by the following 100% owned subsidiaries of DISH DBS Corporation:

Entity	Jurisdiction of Incorporation or Organization
DISH Network L.L.C.	Colorado
DISH Operating L.L.C.(1)	Colorado
Echosphere L.L.C.	Colorado
DISH Network Service L.L.C.	Colorado
DISH Broadcasting Corporation (1)	Colorado
DISH Technologies L.L.C. (1)	Colorado
Sling TV Holding L.L.C. (1)	Colorado

(1) This is a wholly-owned subsidiary of DISH Network L.L.C.